                                                      Registration No. 333-09313


    As filed with the Securities and Exchange Commission on October 10, 1996.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                -----------------


                             DIGITAL SOLUTIONS, INC.
               (Exact name of Registrant as specified in charter)

           New Jersey                               22-1899798
   (State or other jurisdiction                    (I.R.S. Employer
   of incorporation or organization)                Identification Number)

                                4041 Hadley Road
                       South Plainfield, New Jersey 07080

                                 (908) 561-1200
               (Address, including zip code, and telephone number,

        including area code, of registrant's principal executive offices)

                                -----------------

                                George J. Eklund
                      President and Chief Executive Officer
                                4041 Hadley Road
                       South Plainfield, New Jersey 07080
                                 (908) 561-1200

          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------

                                 With copies to:

                             VICTOR J. DiGIOIA, ESQ.
                            GOLDSTEIN & DiGIOIA, LLP
                              369 Lexington Avenue
                            New York, New York 10017
                            Telephone (212) 599-3322
                            Facsimile (212) 557-0295

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________________.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                   CALCULATION OF REGISTRATION FEE
====================================================================================================
                                                    Proposed        Proposed
                                                    Maximum         Maximum
Title of Each Class of Securities                   Offering        Aggregate         Amount of
Being Registered                    Amount to be    Price per       Offering         Registration
                                    Registered      Share(1)        Price(1)             Fee
----------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value(2)                            2,438,802      $    5.97        $14,559,647      $     4,412
----------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value(3)                              464,513      $    5.97        $ 2,773,143      $       840
----------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value(4)                              500,000      $    5.97        $ 2,985,000      $       905
----------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value(5)                               25,380      $    5.97        $   151,519      $        46
----------------------------------------------------------------------------------------------------
Total                               3,428,695      $    5.97        $20,469,309      $     6,203
Less: Amount Previously Paid                                                         $     4,296
                                                                                     -----------
Amount Due                                                                           $     1,907
                                                                                     ===========
====================================================================================================

(1) Estimated solely for the purpose of determining the registration fee, based on a share price of $5.97, the average of the closing bid and asked prices as quoted by the Nasdaq SmallCap Market on October 3, 1996.


(2)      Shares of Common Stock to be sold by certain Selling Security Holders.

(3) Shares of Common Stock issuable upon exercise of outstanding Common Stock Purchase Warrants held by certain Selling Security Holders. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.

(4) Shares of Common Stock issuable upon exercise of options granted pursuant to the Company's 1990 Non-Executive Director Stock Option Plan, as amended. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.

(5) Shares of Common Stock issuable upon conversion of promissory notes issued in connection with a Private Placement completed in January 1995. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Notes.

                           ---------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SECTION 8(a) MAY DETERMINE.

--------------------------------------------------------------------------------

                                       DIGITAL SOLUTIONS, INC.

                                        CROSS REFERENCE SHEET
                              Pursuant to Item 501(b) of Regulation S-K
                        Between Registration Statement and Form of Prospectus

         Item Number and Heading                  Caption in Prospectus
         -----------------------                  ---------------------
1.       Forepart of the Registration Statement
         and Outside Front Cover of Prospectus    Outside Front Cover of Prospectus

2.       Inside Front and Outside Back Cover
         Pages of Prospectus...................   Inside Front and Outside Back Cover Pages of Prospectus

3.       Summary Information, Risk Factors,
         and Ratio of Earnings to Fixed
         Charges...............................   Prospectus Summary; The Company; Risk Factors;
                                                  Summary Consolidated Financial Information

4.       Use of Proceeds.......................   Use of Proceeds

5.       Determination of Offering Price.......   Outside Front Cover Page of Prospectus

6.       Dilution..............................   Not Applicable

7.       Selling Security Holders..............   Selling Security Holders

8.       Plan of Distribution..................   Inside Front Cover; Plan of Distribution

9.       Description of Securities to be
         Registered............................   Description of Securities

10.      Interests of Names Experts and
         Counsel...............................   Not Applicable

11.      Material Changes......................   Recent Developments

12.      Incorporation of Certain Information
         by Reference..........................   Incorporation of Certain Information by Reference

13.      Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities...........................   Not Applicable

                   Subject to completion, October 10, 1996


P R O S P E C T U S


                       3,428,695 Shares of Common Stock


                           DIGITAL SOLUTIONS, INC.


         This Prospectus covers 3,428,695 shares of common stock, $.001 par value (the "Shares") of Digital Solutions, Inc. (the "Company"), which Shares are presently issued and outstanding and held by certain shareholders (the "Selling Security Holders") or shall be issued by the Company upon exercise of outstanding Common Stock purchase warrants and Non-Executive Director Stock Options including (i) 2,438,802 Shares issued and outstanding; (ii) 252,013 Shares issuable pursuant to the exercise of outstanding Common Stock purchase warrants issued to certain selling agents (the "Selling Agent Warrants"); (iii) 197,500 Shares issuable pursuant to the exercise of outstanding Common Stock purchase warrants (the "Private Placement Warrants") issued in connection with a private placement completed in January 1995 (the "Private Placement"); (iv) 25,380 Shares issuable upon conversion of 12% Contingent Convertible Subordinated Promissory Notes (the "Notes") issued in connection with the Private Placement (v) 15,000 Shares issuable pursuant to the exercise of outstanding Common Stock purchase warrants issued in consideration for services rendered to the Company (the "Service Warrants"); and (vi) up to 500,000 Shares issuable upon exercise of options granted pursuant to the 1990 Non-Executive Director Stock Option Plan (the "Directors' Plan").


         The Shares are traded in the over-the-counter market and are included in the SmallCap Market of the Nasdaq Stock Market ("NASDAQ") under the symbol "DGSI". On October 3, 1996, the closing bid and asked prices for the Common Stock as reported by NASDAQ were $5.9375 and $6.00, respectively.


         The Shares may be issued by the Company upon exercise of the Selling Agent Warrants and the Private Placement Warrants and upon exercise of options granted under the Directors' Plan. The Shares may be sold from time to time by the Selling Security Holders, or by their transferees. No underwriting arrangements have been entered into by the Selling Security Holders. The distribution of the Shares by the Selling Security Holders may be effected in one or more transactions that may take place on the over the counter market, including ordinary brokers transactions, privately negotiated transactions or through sales to one or more dealers for resale of the Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales. The Selling Security Holders and intermediaries through whom such Shares are sold may be deemed "underwriters" within the meaning of the Act, with respect to the Shares offered.

               THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
                             SEE "RISK FACTORS."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is October __, 1996

                              AVAILABLE INFORMATION

         The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copies at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Everett McKinley Dirkson Building, 210 South Dearborn Street, Room 1204, Chicago, Illinois 60604. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, heretofore filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

         2.       The Company's Registration Statement on Form 8-A filed April
                  27, 1990.

         3.       The Company's Form 8-K dated November 28, 1994.


         4. The Company's Forms 10-Q for the quarters ended December 31, 1995, March 31, 1996, and June 30, 1996.


         Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to Digital Solutions, Inc., 4041 Hadley Road, South Plainfield, New Jersey 07080, telephone (908) 561-1200.

                               PROSPECTUS SUMMARY


         The following summary is intended to set forth certain pertinent facts and highlights from material contained in the body of this Prospectus. The summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus, the Company's annual report on Form 10-K for the Fiscal year ended September 30, 1995 (the "Form 10-K") and the Company's quarterly reports on Form 10-Q for the quarters ended December 31, 1995, March 31, 1996, and June 30, 1996 (the "Forms 10Q").


                                   THE COMPANY

         Digital Solutions, Inc. ("DSI" or "the Company"), was founded in 1969 as a payroll service company and has evolved into a leading provider of human resource management services to a wide variety of industries in 40 states.

         DSI currently offers three general categories of services: (1) professional employer organization ("PEO") services, also known as employee leasing (2) employer administrative services, such as payroll processing, personnel and administration, benefits administration and tax filing; and, (3) contract staffing, or the placement of temporary and permanent employees. DSI currently furnishes payroll, employee leasing and contract staffing services to over 1,300 client organizations with approximately 5,100 worksite leasing and staffing employees, and believes that it currently ranks, in terms of revenues and worksite employee base, as one of the largest professional employer organizations in the United States. In addition, DSI places temporary help in hospitals and clinics throughout the United States through its Houston, Texas and Clearwater, Florida offices. The Company has three hubs operating in South Plainfield, New Jersey; Houston, Texas; and Clearwater, Florida and seven sales service centers in New York, New York; Ridgedale, Mississippi; Dallas, El Paso and Houston, Texas; Clearwater, Florida; and South Plainfield, New Jersey.

         Essentially, the Company provides services that function as the personnel department for small to medium sized companies. The Company believes that by offering services which relieve small and medium size businesses of the ever increasing burden of employee related record keeping, payroll processing, benefits administration, employment of temporary and permanent specialized employees and other human resource functions, the Company will position itself to take advantage of a major growth opportunity during this decade and the next.

         Recognizing the desire by many small businesses to be relieved not only of the human resource administrative functions, but also of the responsibility to manage employees and oversee operational tasks ancillary to their core business, the Company has formulated a strategy of emphasizing PEO ("employee leasing") and "outsourcing" services. In employee leasing, a service provider becomes an employer of the client company's employees and leases these employees to the client to perform their intended functions at the worksite. In outsourcing, the service provider is not only responsible for human resource administration but also assumes ultimate responsibility for management of the employees and their job functions. For example, a provider of outsourcing services could be engaged by a hospital or clinic to manage the maintenance and operation of the facility. The medical staff would still be responsible for the medical functions but the physical plant would be managed by the provider.

           Over the period 1990-1992, the PEO industry grew at an annual rate of 16.2%, according to an industry report, and has produced a relatively high growth path since 1984. DSI is focusing its future growth on the PEO and outsourcing industry. The Company's expansion program will focus on internal growth through the cross marketing of its PEO services to its entire client base and the acquisition of compatible businesses strategically situated in new areas or with a client base serviceable from existing facilities. While DSI continues to sell stand-alone employer services, such as payroll and tax filing, it will emphasize the PEO component of its service offerings. In addition, the PEO industry is characterized by relatively small and regionalized providers which offer a limited range of services to their clients. Accordingly, the Company believes opportunities exist for the acquisition of well situated independent PEO companies whose business may be integrated into the Company operations.


         On November 21, 1994, the Company acquired certain business assets of Staff-Rx, Inc. and its subsidiaries, (collectively "Staff-Rx"). Staff Rx is engaged in the contract staffing business and places permanent and temporary medical personnel in hospitals, clinics and other medical facilities. The Company believes that the Staff-Rx customer base is well suited for employee leasing and intends to vigorously pursue this area. Staff-Rx has offices in Houston, Texas; Clearwater, Florida; and Dallas, Texas and conducts business in approximately 35 states. The assets acquired included the customer accounts of Staff-Rx, all books and records, and all owned and leased fixed assets utilized by Staff-Rx in its business operations and the right to use the names SkillMaster, Staff-Rx, RADS and Primedical. Certain Shareholders and key managerial personnel of Staff-Rx also entered into noncompetition agreements with the Company that contain certain restrictive covenants during the term of the agreement prohibiting competitive conduct. In exchange for the assets and the noncompetition agreements, the Company paid to Staff-Rx (i) $200,000 in cash; (ii) a convertible promissory note in the principal amount of $1,300,000;
(iii) an earnout payment based on a formula payable during the two year period commencing October 3, 1994; and (iv) a profit payment also based on a formula for the same period. The Company also paid approximately $266,000 representing expenses incurred by Staff-Rx in operating the business from October 3, 1994 to the closing.



         In May, 1995, the Company consummated the acquisition, through its subsidiary, DSI Staff Connxions-Southwest, Inc., of certain employee leasing assets and related liabilities of Turnkey Services Inc., a Texas corporation ("Turnkey") with operations in Texas and New Mexico. Additionally, certain principals of Turnkey entered into non-competition agreements with the Company. The Company acquired the Turnkey assets for an aggregate purchase price of $950,000, payable through a combination of $783,750 in cash and 68,205 Shares. This Prospectus covers the 68,205 Shares issued as part of the consideration of the purchase price of Turnkey.



         For an additional description of the Staff-Rx and Turnkey acquisitions, see "General Business Developments During the Last Fiscal Year" in the Form 10-K incorporated herein by reference.


         The Company was organized under the laws of the State of New Jersey on November 25, 1969 and maintains executive offices at 4041 Hadley Road, South Plainfield, New Jersey 07080 where its telephone number is (908) 561-1200.

                                  THE OFFERING

Common Stock Outstanding prior to
Offering (1).....................        18,761,166

Risk Factors ....................        This Offering involves a high degree of risk. See "Risk
                                         Factors."

Use of Proceeds .................        All of the proceeds of this offering will be paid to the
                                         respective Selling Security Holders and none of the
                                         proceeds will be received by the Company.

Nasdaq SmallCap
Market Symbol....................        DGSI


(1) Does not include: (i) 1,000,000 Shares reserved under the Company's Stock Option Plan, (ii) 5,000,000 Shares reserved under the Company's Senior Management Plan, (iii) 500,000 Shares reserved under the Company's Non-Executive Director Plan and (iv) up to approximately 1,225,524 Shares reserved for issuance upon exercise of outstanding warrants.

                                  RISK FACTORS

         An investment in the securities offered hereby involves a high degree of risk. The following factors, in addition to those discussed elsewhere in this memorandum, should be considered carefully in evaluating the Company and its business. An investment in the Securities is suitable only for those investors who can bear the risk of loss of their entire investment.


         1. Recent Losses. The Company experienced a net loss of $695,000 for the fiscal year ending September 30, 1992. The Company realized a net profit for the fiscal year ended September 30, 1993 of $301,000 and a net profit of $720,000 for the fiscal year ended September 30, 1994. However, due to fourth quarter charges in excess of $3,500,000, the Company incurred a net loss for the fiscal year ended September 30, 1995 of $3,316,000. The Company expects to realize net profits of approximately $200,000 for the year ending September 30, 1996. There can be no assurance the Company will be able to operate profitably in the future. See also "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Form 10-K and the Forms 10-Q incorporated by reference herein. See also "Recent Developments-Quarterly Loss".


         2. Need for Additional Funds. There can be no assurance that the Company's current financial resources will be sufficient to maintain its operations or finance further Company development. Historically, the Company's cash flow from operations has been insufficient to maintain and/or expand operations. No assurance can be given that funds for the Company's requirements will be available or, if available, will be on commercially reasonable terms satisfactory to the Company. The final terms of such offering may result in additional dilution to the shareholders of the Company.

         3. Security Interests; Restrictive Covenants. The Company has granted security interests with respect to substantially all of its assets to secure certain of its indebtedness. In the event of a default by the Company on its secured obligations, a secured creditor could declare the Company's indebtedness to be immediately due and payable and foreclose on the assets securing the defaulted indebtedness. Moreover, to the extent that all of the Company's assets continue to be pledged to secure outstanding indebtedness, such assets will not be available to secure additional indebtedness. The Company's loan agreement with its institutional lender restricts the ability of the Company to incur additional indebtedness. The terms of such agreement may limit the ability of the Company to obtain additional financing on terms favorable to the Company or at all. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Form 10-K and the Forms 10-Q incorporated herein by reference.

         4. Potential Acquisitions. The Company may at times become involved in discussions with potential acquisition candidates. However, there can be no assurance that the Company will identify and/or consummate an acquisition, or that such acquisitions, if completed, will be profitable. In addition, should the Company consummate an acquisition, such acquisition could have an adverse effect on the Company's liquidity and earnings. Further, there can be no assurance that any financing received by the Company, if any, together with cash flow, will be sufficient to finance such acquisitions. In the event the Company consummates an acquisition, or obtains additional capital through the sale of debt or equity to finance such acquisition, current shareholders may experience dilution in their shareholder's equity.

         5. Management of Growth. The Company completed two acquisitions during the past fiscal year and intends to continue to pursue a strategy of acquiring compatible businesses in the future, although it does not believe it is solely dependent upon acquisitions for future growth. The Company's growth is making significant demands on the Company's management, operations and resources, including working capital. To manage growth effectively, the Company will be required to continue to improve its operational, financial and managerial systems, procedures and controls, hire and train new employees while managing its current operations and employees. Historically, the Company's cash flow from operations has been insufficient to maintain and/or expand operations and there can be no assurance sufficient capital will be available in the future. Further, there can be no assurance the Company will be able to effectively manage its growth and the failure to do so would have a material adverse effect on the Company.


         6. Concentration of Customer Base.. Although the Company has expanded its services to a number of industries, the Company's payroll service business continues to rely to a material extent on the construction industry. During the last fiscal year, construction related business accounted for approximately 18% of the Company's total gross margin. Accordingly, the continued slowdown in construction activities has affected, and may continue to affect the Company's revenues and profitability. The Company believes its reliance on the construction business will continue to decline as its customer base expands and becomes more diversified. In addition, substantially all of the Staff-Rx customer base is in the healthcare business. See "Business - Customers" in the Form 10-K incorporated herein by reference.


         7. Competition. The payroll, temporary employee placement and the employee leasing industries are characterized by vigorous competition. The principal competitive factors are price and service. The Company believes that its major competitors with respect to its payroll and accounting services are Automatic Data Processing, Inc., Ceridian Corp. and Paychex, Inc. and with respect to employee placement (including temporary placements and employee leasing), Butler Arde, Tech Aid, Inc., Comp Health, Staff Leasing, Inc. and Administaff, Inc. These companies have greater financial and marketing resources than the Company. The Company competes with numerous companies in the employee leasing area. The Company also competes with manual payroll systems and computerized payroll services including banks, and smaller independent companies. There are no assurances that the Company in its existing or future lines of business will be able to compete effectively against its competitors in these industries.

         8. Need for Temporary Personnel. The Company's subsidiaries, DSI Contract Staffing, Inc., and Staff Rx are temporary employment agencies which depend on a pool of qualified temporary employees willing to accept assignments for the Company's clients. The business of these subsidiaries is materially dependent upon the continued availability of such qualified temporary personnel, but there can be no assurance that such personnel will be available to the Company in the future. The inability of the Company to secure temporary personnel would have a material adverse effect on the Company's business.

         9. Potential Liability. Through its Staff Rx subsidiary, the Company engages in the business of contract staffing of temporary and permanent healthcare professionals. The placement of such employees increases potential liability of the Company for negligence and professional malpractice of such employees. Although Staff Rx is covered by such liability insurance as the Company deems reasonable under the circumstances, there can be no assurance that any potential liability will be fully covered by insurance. Any significant adverse claim which is not covered by insurance may have a material adverse effect on the Company.

         10. Effect of Healthcare Proposal. The Clinton Administration and Congress have proposed certain changes to the nation's healthcare system. Since the form of proposal which may be eventually adopted, if any, is not known at this time, there can be no assurance that the proposal adopted would not have a material adverse effect on the business of the Company.

         11. Restrictions on Payment of Dividends. The Company has not paid any dividends on its Common Stock since its inception and does not contemplate or anticipate paying any dividends on its Common Stock in the foreseeable future. Earnings, if any, will be retained and used to finance the development and expansion of the Company's business. The Company may not pay dividends on its Common Stock unless the Company has earnings or capital surplus. Therefore, there can be no assurance whether or to what extent dividends will be paid on the Shares. See "DIVIDEND POLICY" and the financial statements and notes contained in the Form 10-K and Forms 10-Q incorporated herein by reference.

         12. Rule 144 Sales; Selling Security Holders Registration. Of the 18,761,166 issued and outstanding shares of the Company's Common Stock prior to this Offering, approximately 4,679,481 shares may be deemed "restricted shares" and, in the future, may be sold in compliance with Rule 144 under the Act. Rule 144 provides that a person holding restricted securities which have been outstanding for a period of two years after the later of the issuance by the Company or sale by an affiliate of the Company, may sell in brokerage transactions an amount equal to 1% of the Company's outstanding Common Stock every three months. A person who is a "non-affiliate" of the Company and who has held restricted securities for over three years is not subject to the aforesaid volume limitations as long as the other conditions of the Rule are met. Possible or actual sales of the Company's Common Stock by certain of the Company's present shareholders under Rule 144 may, in the future, have a depressing effect on the price of the Company's Common Stock in the open market. In addition, the Company has previously registered 6,500,000 shares reserved under its stock option plans and approximately 6,700,000 shares on behalf of selling stockholders. The sale of these shares may have a depressive effect on the market for the Company's Common Stock. See "DESCRIPTION OF SECURITIES."


         13. Possible Restriction on Market Making Activities. This Prospectus covers the sale of securities by Selling Security Holders. Certain market makers of the Company's securities will be Selling Security Holders under the Prospectus, and such market makers may be required to cease market makig activity for the period commencing nine business days prior to the commencement of the distribution of securities offered hereby and ending after the distribution is completed. The cessation of market making activities by these market makers may have a depressive effect on the market for the Company's securities.



         14. Authorization and Discretionary Issuance of Preferred Stock; Possible Anti-takeover Effects. The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors up to an aggregate of 5,000,000 shares of Preferred Stock. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which would adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company and thereby prevent stockholders from receiving the maximum value for their shares. The Company has no present intention to issue any additional shares of its preferred stock in order to discourage or delay a change of control of the Company. However, there can be no assurance that preferred stock of the Company will not be issued at some time in the future. See "DESCRIPTION OF SECURITIES--Preferred Stock."



         15. Possible Volatility of Stock Price. The market price for the Company's Common Stock has experienced wide fluctuations which have not necessarily been related to the performance of the Company. Factors such as the Company's operating results, announcements of material events by the Company or its competitors, as well as the general state of the securities markets and the economy, may have a significant impact on the market price of the Company's Common Stock. See "Market Information" in the Form 10-K.


                               RECENT DEVELOPMENTS

PRIVATE PLACEMENT


         The Company offered and sold, in a private placement to "accredited investors", 2,293,929 Shares, at prices ranging from $1.20 to 4.00 per Share, for aggregate gross proceeds of approximately $5,100,000 during the period commencing November 1995 to June 15, 1996 (the "November 1995 Offering"). The Company paid selling commissions of 8% of the purchase price of the Shares sold in the November 1995 Offering and issued Selling Agent Warrants equal to 10% of the Shares sold by all selling agents authorized to accept such commissions. The Company issued 252,013 Selling Agent Warrants in the November 1995 Offering, of which 100,000 Selling Agent Warrants were issued to an investor purchasing 600,000 Shares in the November 1995 Offering. In addition, the Company paid the selling agents a nonaccountable expense allowance of 1% of the aggregate offering price of the Shares sold by such selling agent. This Prospectus covers the Shares sold in the November 1995 Offering and the Shares issuable upon exercise of the Selling Agent Warrants.



TERMINATION OF FLORIDA ACQUISITION

         On March 4, 1996, the Company announced that it had terminated, by mutual agreement, its agreement in principal to purchase the assets of a Florida based PEO. The decision to terminate the acquisition does not reflect a change in the Company's business strategy. The Company will continue to pursue a strategy of expansion based on the acquisition of other PEOs.

MANAGEMENT CHANGES

         The Company's Board of Directors, at its regularly scheduled meeting following the Company's annual meeting of Shareholders, elected George J. Eklund, the Company's President, as Chief Executive Officer. Mr. Eklund will continue to serve as President. Raymond J. Skiptunis, the Company's former Chief Executive Officer, was elected to serve as Corporate Development Officer, a newly created office, where he will concentrate on financing and acquisition activities.

AMENDMENT OF DIRECTORS' PLAN

         The 1990 Non-Executive Director Stock Option Plan was amended by the Board of Directors and approved by the shareholders at the Company's 1996 annual meeting. The proposal (i) reduced the number of options granted to non-executive directors upon joining the Board to 5,000 options (ii) reduced the number of options granted for each year of service to 5,000 options and (iii) authorized each non-executive director to purchase shares of the Company's Common Stock during the initial year of service at an exercise price equal to 80% of the current market of the stock the time of purchase up to an aggregate purchase price of $50,000. The shares of Common Stock reserved for issuance under the Directors' Plan are covered by this Prospectus.

QUARTERLY LOSS

         On October 9, 1996, the Company announced that it expects to report a net loss for the quarterly period ended September 30, 1996, of approximately $600,000 on more than $27 million in revenues. Included in the quarterly results, the Company will be reporting a one-time charge in excess of $200,000 for severance payments. The Company expects net income for the year ended September 30, 1996, of approximately $200,000 compared to a $3.3 million net loss reported in the prior fiscal year. Revenues for fiscal year 1996 will be approximately $101 million, or a 36 percent increase over fiscal year 1995. The Company also announced that to improve its profit performance in fiscal 1997, the Company has reduced the number of its employees by 12 percent and has replaced the entire management team in its Jackson, Mississippi office.

PROPOSED ACQUISITION

         Also on October 9, 1996, the Company announced that it had signed a letter of intent to acquire the assets of a PEO company headquartered in the State of Texas. The acquisition is expected to add approximately $15 million to the Company's annual revenues. The acquisition is subject to due diligence and negotiation and execution of a final agreement. There can be no assurance that the acquisition will be consummated. The Company also stated that it will continue to pursue other acquisitions that meet its growth and geographic criteria.

                          SELLING SECURITY HOLDERS AND
                   TRANSACTIONS WITH SELLING SECURITY HOLDERS


                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (1)         OFFERING           OFFERING
Dominick & Joan Quartiere
159-32 91 St
Howard Beach, NY 11414                   50,192       36,667       13,525            *

John J. Marcello
16 Rockne Street
Staten Island, NY 10314                  28,333       28,333            0            *

Susan Athwal
521 Hemlock Hill Dr.
Toms River, NJ 08753                    380,000       61,000      319,000            *

Ed & Sara Braunstein JTWS
74 RT 9 North
Englishtown, NJ 07726                   120,000       49,119       70,881            *

Russell Cender
271 Graybar Drive
Bridgewater, NJ 08807                    25,000       20,000        5,000            *

Mark Quartiere
159-32 91st Street
Howard Beach, NY 11414                   60,500       44,440       16,060            *

Louis Sansalone
708 Pine Street
Roselle Park, NJ 07204                  151,113      130,797       20,316            *

Alan Rosengarten
1 Patricia Street
Plainview, NY 11803                      83,928       83,928            0            *

Theodore Schwartz
620 Lower Landing Road
Blackwood, NJ 08012                      20,000       20,000            0            *

                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (1)         OFFERING           OFFERING
Mark Scott
2485 Oldfield Road
Atlanta, GA 30327                       30,000        30,000           0             *

Gilbert Bachman
129 Valley Road
Atlanta, GA 30305                        5,000         5,000           0             *

Anthony B. Fair
P.O. Box 39
Statesboro, GA 30459                    15,288        15,288           0             *

Nanji K. Singadia
155 Shadow Lake Dr.
Lilburn, GA 30247                       12,500        12,500           0             *

Charles L. Strickland
9550 Red Bird Lane
Alpharetta, GA 30202                    12,500        12,500           0             *

Harris Foundation
2 North LaSalle Street
Suite 400
Chicago, IL 60602                       55,000        35,000      20,000             *

Irving Harris Foundation A
2 North LaSalle Street
Suite 400
Chicago, IL 60602                       20,000        20,000           0             *

Irving Harris
Foundation B
2 North LaSalle Street
Suite 400
Chicago, IL 60602                       20,000        20,000           0             *

                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (1)         OFFERING           OFFERING
Steve Barnes MD
P.O. Box 190
Juliette, GA 31046                      10,000        10,000      0                  *

Robert W. Slade
116 Turner Drive
Mahomet, IL 61853                       15,000        15,000      0                  *

Donohue Bunch
486 Countryside
Naples, FL 33942                        24,000        24,000      0                  *

Sean Flanagan (2)
7 Edward Avenue
Spotswood, NJ 08884                     13,334        13,334      0                  *

Carlos Vrrutia
10 The Bishops Ave.
London N2 OAN  UK                       25,000        25,000      0                  *

Peter G. King
P.O. Box 2191
Rancho Sante Fe, CA
92067                                   10,000        10,000      0                  *

Thaddeus Kabat Jr.
1105 Hidden Oaks Dr.
Bedford, TX 76022                       25,000        25,000      0                  *

Preston Phillips
5507 Moss Glenn Lane
Houston, TX 77088                       10,000        10,000      0                  *

Leanne Pitman
3017 Glenridge
Stratford Dr
Atlanta, GA 30342                       10,000        10,000      0                  *

                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (3)         OFFERING           OFFERING
Daryl Leehaug
9425 Fox Run Court
Frankfurt, IL 60423                      10,000        10,000           0            *

Donald W. Kappauf (2)
1044 Tullo Farm Road
Bridgewater, NJ                         446,998        44,000     402,998            2.1%

Michael Gernant
4014 Farhills Drive
Champaign, IL 61821                      20,000        20,000           0            *

Central Illinois
Tile Co. Profit Sharing Plan
FBO/ William L. Schlueter
3302 N. Maltis
Champaign, IL 61821                      43,333        43,333           0            *

The Infinity Fund, L.P.
3 Piedmont Center
Ste 210
Atlanta, GA 30305                       737,533       600,000      37,533            *

Lyonshare Venture
Capital
P.O. Box 247
2521 Vestal Parkway E.
Vestal, NY 13851                         12,000        16,000           0            *

Richard M. Wilson
1140 Tennyson Place
Atlanta, GA 30319-1985                    5,000         5,000           0            *

Larry Winter
28 Bayowski Road
W. Orange, NJ 07052                       9,500         7,500       2,000            *

Debra G. Orr
7675 Ball Mill Road
Dunwoody, GA 30350                       10,000        10,000           0            *

                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (1)         OFFERING           OFFERING
James P. Lister
13 Greenhill Drive
Simpsonville, SC
29681                                   10,000        10,000      0                  *

Jack T. Hammer
7133 Bay Drive
Penthouse, #4
Miami Beach, FL                         35,000        35,000      0                  *

Kenneth P. DePersio
2306 Brian Hill
Champaign, IL 61821                     10,000        10,000      0                  *

Milton Koffman
c/o Public Loan Co., Inc.
300 Plaza Drive
Vestal, NY  13850                        5,000         5,000      0                  *

Endrun Investments Limited
P.O. Box  N341, 2nd Floor
Charlotte House
Charlotte Street
Nassau N.P. Bahamas                     50,000        50,000      0                  *

The Sachs Company
1346 South Third St.
Louisville, KY  40208                   75,000        75,000      0                  *

LMWW Custodian
FBO Oscar S. Bryant
Jr. Individual IRA
c/o The Sachs Company
1346 South Third St.
Louisville, KY  40208                   10,000        10,000      0                  *

Mary S. Sachs
1346 South Third St.
Louisville, KY  40208                   10,000        10,000      0                  *

                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (7)         OFFERING           OFFERING
Wm. M. Schreiber MD
50 River Hill Road
Louisville, KY  40207                     5,000         5,000           0            *

RNS Partners, Ltd.
c/o Riverdale Family Dental
3725 Henry Hudson Pkwy.
Bronx, NY  10463                         30,000        30,000           0            *

Lawrence Antonucci
96 Columbia Turnpike
Convent Station
Morris Township, NJ  07960               15,000        15,000           0            *

Arden Brown
5761 NW 32 Terrace
Boca Raton, FL 33496                    325,000       212,857     102,143            *

Mario DeMarchi
122 Old Clinton Road
Flemington, NJ                           10,000        10,000           0            *

Michael Cantor
98 Lake Drive
Palm Beach Shores, Fl 33404               8,333         8,333           0            *

Mark Lapolla
P.O. Box 576
Jackson, WY  83001                       25,000        25,000           0            *

Jerry Scott
5829 Sky Park Drive
Plano, Texas  75093                      10,000        10,000           0            *

                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (1)         OFFERING           OFFERING
Gilbert Bachman
129 Valley Road
Atlanta, GA  30305                      10,000        10,000           0             *

Franklin Morrow
200 East 61st Street
New York, New York  10021               10,000        10,000           0             *

Nancy G. Kennedy
35 Northwood Avenue
Atlanta, GA  30309                      15,000        15,000           0             *

Delaware Charter Trust Co.
TTEE for William T.
Kennedy Defined Benefit
Pension Plan DTD 12/5/63
33 Northwood Avenue
Atlanta, GA  30309-1528                 10,000        10,000           0             *

William E. Dudziak
2430 NE 35 Street
Lighthouse Point, FL  33064             10,000        10,000           0             *

Ira S. Nathan
2550 Palmer Court
Riverwoods, IL  60015                   15,000        15,000           0             *

James M. Albergotti III
1165 Putter Path
Orangeburg, SC  29115                   10,000        10,000           0             *

Stanton Weissenborn
21 Holton Lane
Essex Fells, NJ 07021                   97,000        10,000      82,000             *

                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (1)         OFFERING           OFFERING
James C. Hellauer
1741 Thomas Road
Wayne, PA  19087                        10,000        10,000           0                  *

Robert A. Neff
265 Arreton Road
Princeton, NY  08540                    10,000        10,000           0                  *

Paine Webber, Inc. C/F
David J.S. Nicholson
(IRA)
10 E. 50th Street, 22nd Floor
New York, New York  10022               10,000        10,000           0                  *

DWR C/F
Dan McCarthy
FBO Dan McCarthy
Money Purchase Plan
DTD 3/18/92
78 Lloyd Road
Montclair, NJ  07042-1729               71,000        10,000      61,000                  *

JMS Inc. Cust. FBO
Anthony A. Anzalone
125 Main Street, Apt. 3T
Port Washington, NY 11050               10,000        10,000           0                  *

John Trevor Colvin &
Gail Suzanne Colvin
909 Pinehurst
Chapel Hill, NC 27514                   10,000        10,000           0                  *

                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (1)         OFFERING           OFFERING
Donald & Co. Securities,
Inc. (4)
788 Shrewsbury Avenue
Tinton Falls, NJ 07724                  39,867        39,867           0             *

Raymond M. Skiptunis (5)
c/o Donald & Co.
Securities, Inc.
788 Shrewsbury Avenue
Tinton Falls, NJ 07724                  36,533        36,533           0             *

Ralph B. Marra
c/o Donald & Co.
Securities, Inc.
788 Shrewsbury Avenue
Tinton Falls, NJ 07724                  11,667         1,667      10,000             *

Todd L. Barlow
c/o Donald & Co.
Securities, Inc.
788 Shrewsbury Avenue
Tinton Falls, NJ 07724                  11,667         1,667      10,000             *

The Volume Investor, Inc. (4)
Three Piedmont Center
Suite 210
Atlanta, GA 30305                       41,279        41,279           0             *

                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (1)         OFFERING           OFFERING
Warren R. Albergotti
c/o  The Volume Invester
Three Piedmont Center
Suite 210
Atlanta, GA  30307                        6,000         6,000          0             *

Argent Securities, Inc. (4)
3340 Peachtree Road
Suite 450
Atlanta, GA 30305                         9,000         9,000          0             *

Steven Mallia
c/o Spelman & Co., Inc.
7373 North Scottsdale Road
Scottsdale, Arizona 85253                 7,900         7,900          0             *

Howard Falco
c/o Spelman & Co., Inc.
7373 North Scottsdale Road
Scottsdale, Arizona 85253                 2,100         2,100          0             *

Janney Montgomery Scott
Inc.(4)
26 Broadway
New York, NY 10004                        6,000         6,000          0             0

The Infinity Fund, L.P. (6)
3 Piedmont Center
Ste 210
Atlanta, GA 30305                       737,533       100,000     37,533             *

                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (1)         OFFERING           OFFERING
Hamilton Bailey
21 Circle Dr.
Plandome Manor, NY  11030                 5,000        5,000            0            *

Arden Brown
5761 NW 32 Terrace
Boca Raton, FL 33496                    325,000       10,000      102,143            *

Seymour Chanenson Trust
2922 MacHeath Cr.
Flossmoor, IL  60422                      2,500        2,500            0            *

Dr. George B. DeGuire Jr.
35-27 80 St.
Jackson Hts., NY  11372                   2,500        2,500            0            *

Shatha Denno &
Jerjis Denno JTWOS
107 Cobblestone Ct.
San Antonio, TX  78213                   10,000       10,000            0            *

Helen K. Dieckmann
(8)(9)(10)
37 Overlook Trail
Morris Plains, NJ  07950                234,493       10,000      219,493            1.2%

Senator John H. Ewing
(9)(11)
P.O. Box 352
Bedminster, NJ  07921                    48,500        2,500       46,000            *

John H. Ewing, Jr. (12)
P.O. Box 23871
Chattanooga, TN  37422                   15,500        2,500       13,000            *

Marilyn E. Florez Trustee (2)
for Gladys M. Noll
134 Kingsberry Dr.
Somerset, NJ  08873                       8,670        2,500        6,190            *

                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (7)         OFFERING           OFFERING
Dr. Joseph Greensher &
Marilyn Greensher
20 Hickory Dr.
Roslyn, NY  11576                         2,500         2,500     0                  *

James C. Hellauer
1741 Thomas Road
Wayne, PA  19087                          2,500         2,500     0                  *

David R. Hondula
268 White Oak Ridge Rd.
Bridgewater, NJ  08807                    2,500         2,500     0                  *

Katie and Adam Bridge
Partners, L.P. (13)
90 Park Avenue
New York, NY  10016                     100,000       100,000     0                  *

Stephen T. Levine (2)
P.O. Box 6425
E. Brunswick, NJ  08816                   2,500         2,500     0                  *

Patrick E. Mannion
855 Brown Rd.
Bridgewater, NJ  08807                    2,500         2,500     0                  *

Money Purchase 201,
Trustees of Bradford Black
231 E. Milton
Alliance, OH  44601                       2,500         2,500     0                  *

Stephen A. Pfouts
4 Brookmere Estates
Greensburg, PA  15601                    10,000        10,000     0                  *

Louis Sansalone
708 Pine Street
Roselle Park, NJ 07204                    2,500         2,500     0                  *

                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (7)         OFFERING           OFFERING
J.W. Schaefer
115 Century Ln.
Watchung, NJ  07060                      2,500        2,500            0             *

Warren Siebold
16032 E. Luxoca Dr.
Aurora, CO  80013                        5,000        5,000            0             *

Jack W. Wallace
3003 Cascade Dr.
Valparaiso, IN  46383                    5,000        5,000            0             *

Stanton F. Weissenborn IRA
JMS Inc. Custodian FBO
Trust 74002452
21 Holton Ln.
Essex Fells, NJ 07021                   97,000        5,000       82,000             *

Richard D. Wellbrock (14)
27 Tall Timbers
Watchung, NJ  07060                     46,290       15,190       31,100             *

Robert M. Wellbrock (14)
Trustee
27 Tall Timbers
Watchung, NJ  07060                     42,690       15,190       27,500             *

                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (15)        OFFERING           OFFERING
Karl W. Dieckmann                       234,493        5,000      219,493            1.2%
(8)(9)(10)
c/o Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, NJ 07080

William J. Marino (9)(16)                41,667        5,000       36,667            *
c/o Blue Cross & Blue Shield
of NJ
3 Penn Plaza E., PP-16A
Newark, NJ 07105

Senator John H. Ewing                    53,500       40,000       13,500            *
(9)(11)
P.O. Box 352
Bedminster, NJ 07921

Steven B. Sands (9)(13)                 120,000       25,000       95,000            *
c/o Sands Brothers & Co.
90 Park Avenue
New York, New York  10016

                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (17)        OFFERING           OFFERING
George J. Eklund (9)(18)(19)            158,334       33,334      125,000            *
c/o Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, New Jersey
07080

Louis J. Monari (18)(20)                 51,000       10,000       41,000            *
c/o Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, New Jersey
07080

Kenneth P. Brice (18)(21)
c/o Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, New Jersey
07080                                    55,834       13,334       42,000            *

                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (22)        OFFERING           OFFERING
Victor J. DiGioia, Esq.
369 Lexington Avenue
New York, NY 10017                      5,000         5,000       0                  *

Stanley R. Goldstein, Esq.
369 Lexington Avenue
New York, NY 10017                      5,000         5,000       0                  *

Charles P. Axelrod, Esq.
369 Lexington Avenue
 New York, NY 10017                     5,000         5,000       0                  *




                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (23)        OFFERING           OFFERING
Dean G. Walberg (2)(24)
2 North Point Drive
Suite 110
Houston, TX 77060                       70,000         20,000      50,000             *





                                        SHARES                                       PERCENTAGE
                                        BENEFICIALLY              SHARES             OF SHARES
                                        OWNED         SHARES      OWNED              OWNED
NAME AND ADDRESS OF                     PRIOR TO      OFFERED     AFTER              AFTER
SECURITY HOLDER                         OFFERING      (25)        OFFERING           OFFERING
TDO, Inc.
221 North Kansas Street
El Paso, TX 79901                       68,205        68,205       0                 *

--------------------------


1.       Represents Shares issued in the November 1995 Offering.



2. Sean Flanagan, Donald W. Kappauf, Marilyn E. Florez, Stephen T. Levine, and Dean G. Walberg are employees of the Company.


3.       Represents Shares underlying the Selling Agent Warrants.


4. Donald & Co. Securities, Inc., The Volume Investor, Inc., Argent Securities, Inc., and Janney Montgomery Scott Inc. are market makers in the Company's Common Stock and their holdings of Common Stock fluctuate from time to time.

5. Raymond M. Skiptunis is an employee of Donald & Co. Securities, Inc., and the son of Raymond J. Skiptunis, an officer and director of the Company. Raymond J. Skiptunis disclaims beneficial interest in the Shares held by his son.

6. Represents Shares underlying Selling Agent Warrants issued in connection with the purchase of 600,000 Shares in the November 1995 Offering.

7.       Represents Shares underlying the Private Placement Warrants.

8. Helen K. Dieckmann is the wife of Karl W. Dieckmann, Chairman of the Board of the Company. Includes shares held by each of Mr. and Mrs. Dieckmann, each of whom disclaims beneficial interest in the Shares held by their spouse.

9. Senator John Ewing, Karl W. Dieckmann, William J. Marino, Steven B. Sands, and George J. Eklund are directors of the Company. Mr. Dieckmann is the Chairman of the Board.

10.      Excludes a non-vested option to purchase 5,000 Shares held by Mr.
         Dieckmann.

11. Includes (i) vested options to purchase 35,000 Shares; and (ii) warrants to purchase 2,500 Shares. Excludes non-vested options to purchase 5,000 Shares.

12. John H. Ewing, Jr. is the son of Senator John Ewing, a director of the Company; Senator Ewing disclaims any beneficial ownership in the Shares held by John H. Ewing, Jr.

13. Stephen B. Sands, a director of the Company, is an executive officer and director of the corporate general partner of Katie and Adam Bridge Partners, L.P. and thus may be deemed a "beneficial owner" of securities of the Company held by Katie and Adam Bridge Partners, L.P. Accordingly, Mr. Sands's beneficial ownership of Shares thus includes warrants to purchase 100,000 shares of Common Stock held by Katie and Adam

         Bridge Partners, L.P. and options to purchase 20,000 Shares held by Mr. Sands individually. Excludes non-vested options to purchase 5,000 Shares held by Mr. Sands individually. The number of Shares beneficially owned by Katie and Adam Bridge Partners, L.P. excludes Shares held by Mr. Sands individually.

14.      Shares being registered under the Prospectus include (i) 12,690
         Shares issuable upon the conversion of $25,000 principal amount of Notes and (ii) 2,500 Shares issuable upon exercizing the Private Placement Warrants held by each of Richard D. and Robert M. Wellbrock.

15. Represents Shares issuable upon exercise of options granted under the Directors' Plan, including options which have not yet vested.

16.      Excludes a non-vested option to purchase 5,000 Shares.

17. Represents Shares issued in lieu of a cash bonus which was earned by these employees.

18. George J. Eklund is President and Chief Executive Officer of the Company. Louis J. Monari, and Kenneth P. Brice are vice-presidents of the Company. Mr. Eklund is also a director of the Company.

19. Includes vested options to purchase 125,000 Shares. Excludes non-vested options to purchase 75,000 Shares.

20. Includes vested options to purchase 20,000 Shares. Excludes non-vested options to purchase 30,000 Shares.

21. Includes vested options to purchase 42,500 Shares. Excludes non-vested options to purchase 32,500 Shares.

22. Represents Shares underlying Service Warrants issued in consideration for legal services rendered to the Company.

23. Represents Shares issued in consideration for consulting services rendered in connection with the Company's acquisition of Turnkey and MLB Medical Staffing, Inc.

24.      Includes vested options to purchase 30,000 Shares.

25. Represents Shares issued in connection with the acquisition of certain assets of Turnkey, the seller, now known as TDO, Inc.

                            DESCRIPTION OF SECURITIES

         The Company's authorized capitalization consists of 40,000,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, par value $.10 per share, which may be issued in one or more series. The following summary description of the Common Stock and Preferred Stock is qualified in its entirety by reference to the Company's Articles of Incorporation.

Common Stock

         Each share of Common Stock entitles its holder to one non-cumulative vote per share and, subject to the preferential rights of the Preferred Stockholders, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director. Holders of shares of Common Stock are entitled to receive such dividends as the Board of Directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders after the satisfaction of the liquidation preference of the Preferred Stockholders.

         Shareholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-laws provide for pre-emptive rights.

Preferred Stock

         The Preferred Stock may be issued in one or more series, to be determined and to bear such title or designation as may be fixed by resolution of the Board of Directors prior to the issuance of any shares thereof. Each series of the Preferred Stock will have such voting powers (including, if determined by the Board of Directors, no voting rights), preferences, and other rights as determined by the Board of Directors, with such qualifications, limitations or restrictions as may be stated in the resolutions of the Board of Directors adopted prior to the issuance of any shares of such series of Preferred Stock.

         Purchasers of the Shares offered hereby should be aware that the holders of any series of the Preferred Stock which may be issued in the future could have voting rights, rights to receive dividends or rights to distribution in liquidation superior to those of holders of the Common Stock, thereby diluting or negating the voting rights, dividend rights or liquidation rights of the holders of the Common Stock.

         Because the terms of each series of Preferred Stock may be fixed by the Company's Board of Directors without shareholder action, the Preferred Stock could be issued with terms calculated to defeat a proposed takeover of the Company, or to make the removal of the Company's management more difficult. Under certain circumstances, this could have the effect of decreasing the market price of the Common Stock. Management of the Company is not aware of any such threatened transaction to obtain control of the Company.

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Security Holders, or by their transferees. No underwriting arrangements have been entered into by the Selling Security Holders. The distribution of the Shares by the Selling Security Holders may be effected in one or more transactions that may take place on the over the counter market, including ordinary brokers transactions, privately negotiated transactions or through sales to one or more dealers for resale of the Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders in connection with such sales. The Selling Security Holders and intermediaries through whom such Shares are sold may be deemed "underwriters" within the meaning of the Act, with respect to the Shares offered.


         Donald & Co. Securities, Inc., The Volume Investor, Inc., Argent Securities, Inc., and Janney Montgomery Scott Inc. (collectively, the "Broker-Dealers") are Selling Security Holders. The Broker-Dealers are registered broker dealers and are market-makers in the Common Stock. Under certain circumstances Rule 10b-6 promulgated under the Securities Exchange Act of 1934 may preclude the Broker-Dealers from making a market in any of the Company's securities for up to nine business days prior to the sale of their Shares pursuant to this Prospectus and continuing until they have completed the distribution of their Shares. The cessation of market making activities by the Broker-Dealers during the distribution of the Shares offered hereby may have a material adverse effect on the market, including price, for the Common Stock.


                             REPORTS TO SHAREHOLDERS

         The Company distributes annual reports to its stockholders, including financial statements examined and reported on by independent public accountants, and will provide such other reports as management may deem necessary or appropriate to keep stockholders informed of the Company's operations.

                                  LEGAL MATTERS

         The legality of the offering of the Shares will be passed upon for the Company by Goldstein & DiGioia, LLP, 369 Lexington Avenue, New York, New York l00l7.

                                     EXPERTS

         The financial statements of the Company for the fiscal years ending as of September 30, 1995 and 1994 and for each of the three year periods ending September 30, 1995 have been included in the Company's Form 10-K for the fiscal year ended September 30, 1995, and incorporated herein and in the Registration Statement by reference, in reliance upon the report of Arthur Andersen LLP, independent public accountants, appearing in the Form 10-K, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed a Registration Statement under the Act with the Securities and Exchange Commission (the "Commission"), with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and such securities, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Each statement made in this Prospectus referring to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions. The Registration Statement, including exhibits thereto, may be inspected without charge to anyone at the office of the Commission, and copies of all or any part thereof may be obtained from the Commission's principal office in Washington, D.C. upon payment of the Commission's charge for copying.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Expenses in connection with the issuance and distribution of the securities being registered herein are estimated.


                                                                Amount
                                                                ------
Securities and Exchange Commission
Registration Fee.............................................. $ 6,124
Printing and Engraving Expenses............................... $ 4,500
Accounting Fees and Expenses.................................. $ 3,000
Legal Fees and Expenses....................................... $25,000
Blue Sky Fees and Expenses.................................... $   325
Transfer Agent and Registrar Fees............................. $ 2,000
Miscellaneous Fees and Expenses............................... $ 2,000
                                                               -------
                           Total.............................. $42,949
                                                               =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's By-Laws require the Company to indemnify, to the full extent authorized by Section 14A:3-5 of the New Jersey Business Corporation Act, any person with respect to any civil, criminal, administrative or investigative action or proceeding instituted or threatened by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or any predecessor of the Company is or was serving at the request of the Company or a predecessor of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Section 14A:3-5 of the New Jersey Business Corporation Act authorized the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

         In accordance with Section 14A:2-7 of the New Jersey Business Corporation Act, the Company's Certificate of Incorporation eliminates the personal liability of officers and directors to the Company and to stockholders for monetary damage for violation of a director's duty owed to the Company or its Shareholders, under certain circumstances.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 16.  EXHIBITS

              The exhibits designated with an asterisk (*) are filed herewith. All other exhibits have been previously filed with the Commission and, pursuant to l7 C.F.R. Secs. 20l.24 and 240.l2b-32, are incorporated by reference to the document referenced in brackets following the descriptions of such exhibits.

Exhibit
  No.                               Description
  ---                               -----------

2.1 Asset Purchase Agreement, dated September 1, 1994, as amended, between DSI Staff ConnXions, Inc., Digital Solutions, Inc. and M & B Staff Management, Inc.

2.2 Asset Purchase Agreement dated November 21, 1994, by and among Registrant, Staff-RX, Inc., RADS Radiography, Inc., Skillmaster Management, Inc., Relief Services, Inc., DSI Staff-Rx, Inc. and DSI Contract Staffing, Inc. (Exhibit 2.2 to Form 8-K dated November 21,
         1994).

2.3 Asset Purchase Agreement between DSI Staff ConnXions-Southwest, Inc. and The Alternative Source, Inc. (Exhibit 2.1 to Form 8K dated February 3, 1994).

2.4 Stock Purchase Agreement between MLB Medical Staffing, Inc. and DSI Contract Staffing, Inc., and Digital Solutions, Inc. with DBRM Investment Corporation and Rick A. McMinn (Exhibit 2.2 to Form 8K dated February 3, 1994).

2.5 Stock Purchase Agreement of RAM Technical Services, Inc., DSI Contract Staffing, Inc. and Digital Solutions, Inc. with Rick A. McMinn (Exhibit
         2.3 to Form 8K dated February 3, 1994).

4 Form of Common Stock Purchase Warrant (Exhibit 10.9.1 to Form 10-K for fiscal year ended September 30, 1991).


5*       Opinion of Goldstein & DiGioia, LLP (included in Part II).

10.1     Agreement between Registrant and First Fidelity Bank, N.A.

10.2 Agreement between Registrant and Midlantic Banks, Inc. dated October 11, 1991.

10.3 Lease dated 10/15/91 for office space at 4041 Hadley Road, South Plainfield, New Jersey.

10.4 Form of Loan Agreement, August 1991 (Exhibit 10.9 to form 10-K for fiscal year ended September 30, 1991).

16.1 Letter from M. R. Weiser & Co. LLP changing certified accountant (Exhibit 16.1 to form 8-K/A Amendment No. 1 dated October 25, 1993).

21       Subsidiaries (Exhibit 21 to Form 10K for fiscal year ended September
         30, 1994).

23.1*    Consent of Arthur Andersen LLP (included in Part II).


23.2* Consent of Goldstein & DiGioia, LLP (contained in Exhibit 5 included in Part II).


99.1 Term Note in the principal amount of $1,300,000, dated October 3, 1994, of DSI Staff-RX, Inc. and Digital Solutions, Inc. (Exhibit 99.1 to Form 8-K dated November 21, 1994).

99.2 Stock Pledge Agreement, dated October 3, 1994, among DSI Contract Staffing, Inc. and Staff-RX, Inc., Skillmaster Management, Inc., RADS Radiography Service, Inc., and Primedical Physician Services, Inc. (Exhibit 99.2 to Form 8-K dated November 21, 1994).

99.3 Security Agreement, dated October 3, 1994, among DSI Staff Rx, Inc. and Staff- RX, Inc., Skillmaster Management, Inc., RADS Radiography Service, Inc., and Primedical Physician Services, Inc. (Exhibit 99.3 to Form 8-K dated November 21, 1994).

99.4 Registration Rights Letter, dated November 21, 1994, among Digital Solutions, Inc. and Staff-RX, Inc., Skillmaster Management, Inc., RADS Radiography Service, Inc., and Primedical Physician Services, Inc. (Exhibit 99.4 to Form 8-K dated November 21, 1994).

99.5 Asset Purchase Agreement dated May 3, 1995, among Digital Solutions, Inc., DSI Staff Connxions-Southwest, Inc. and Turnkey Services, Inc. (Exhibit 2 to Form 10Q for quarter ended March 31,1995.

99.6 Amended and Restated Loan and Security Agreement dated February 27, 1995 and Promissory Note dated February 27, 1995 among the Company, its subsidiaries and United Jersey Bank (Exhibit 99 to Form 10Q for quarter ended March 31, 1995).

ITEM 17.          UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         A. (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) (i) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

                  (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (5) For purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of October, 1996.


                                   DIGITAL SOLUTIONS, INC.

                                   By: /s/ George J.Eklund
                                       -------------------
                                            George J. Eklund
                                            President, Chief Executive Officer
                                            and Director


*


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


         Signature                          Capacity                            Date
         ---------                          --------                            ----
/s/George J. Eklund                President, Chief Executive                   October 9,  1996
------------------------           Officer and Director
George J. Eklund

       *                           Corporate Development Officer                October 9, 1996
-----------------------------      and Vice-Chairman
Raymond J. Skiptunis

       *                           Chairman of the Board                        October 9,  1996
 ----------------------------
Karl W. Dieckmann

       *                           Director                                     October 9, 1996
-----------------------------
Senator John H. Ewing


       *                           Director                                     October 9, 1996
-----------------------------
Steven B. Sands


       *                           Director                                     October 9, 1996
-----------------------------
William J. Marino

       *                           Chief Financial Officer and                  October 9, 1996
-----------------------------      Principal Accounting Officer
Kenneth P. Brice


-----------------------------
*George J. Eklund as attorney-in-fact
for Raymond J. Skiptunis, Karl W. Dieckmann,
Senator John H. Ewing, Steven B. Sands, William J.
Marino, and Kenneth P.Brice

                                                                      Exhibit 5


                             GOLDSTEIN & DIGIOIA LLP
                              369 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                            TELEPHONE (212) 599-3322
                            TELECOPIER (212) 557-0295

                                                              October 7, 1996

Digital Solutions, Inc.
4041 Hadley Road
South Plainfield, New Jersey 07080

         Re:      Digital Solutions, Inc.
                  Registration Statement on Form S-3

Dear Sir/Madam:

         We have acted as counsel to Digital Solutions, Inc., a New Jersey corporation (the "Company"), in connection with a certain Registration Statement on Form S-3 (Registration No. 333-09313) filed by the Company with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of l933, as amended (the "Act").

         This opinion is being rendered with respect to 2,438,802 outstanding shares (the "Shares") of the Company's Common Stock, $.00l par value per share; 464,513 Shares issuable upon exercise of outstanding common stock purchase warrants (the "Warrants"); and 500,000 Shares issuable upon exercise of common stock purchase options issuable pursuant to the Company's 1990 Non-Executive Director Stock Option Plan (the "Options"); and 25,380 shares issuable upon conversion of 12% Contingent Convertible Subordinated Promissory Notes (the "Notes").



         In connection with the opinion rendered herein, we have examined the Certificate of Incorporation as amended of the Company, its By-Laws, and such other documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion. On the basis of such examination, we are of the opinion that:

         l. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey with corporate power to conduct the business which it conducts as described in the Registration Statement.

         2. The Company has an authorized capitalization consisting of 40,000,000 shares of Common Stock, $.00l par value per share, and 5,000,000 shares of Preferred Stock, $.l0 par value per share.

         3. The outstanding Shares have been duly authorized, sold and paid for as described in the Registration Statement, and are

Digital Solutions, Inc.
October 2, 1996
Page 2

validly issued, fully paid and non-assessable.

         4. The Shares issuable upon exercise of the Warrants have been duly authorized and upon payment therefor and issuance thereof in accordance with the terms of the Warrants, as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         5. The Shares issuable upon exercise of the Options have been duly authorized and upon payment therefor and issuance thereof in accordance with the terms of the Options, as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         6. The Shares issuable upon conversion of the Notes have been duly authorized and upon payment therefor and issuance thereof in accordance with the terms of the Notes, as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ Goldstein & DiGioia, LLP

                                        GOLDSTEIN & DiGIOIA LLP

                                                                    Exhibit 23.1

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated December 29, 1995 included in Digital Solutions, Inc.'s Form 10-K for the year ended September 30, 1995 and to all references to our Firm included in this registration statement.

                                        /s/ Arthur Andersen LLP

                                        ------------------------------
                                        Arthur Andersen LLP

Roseland, New Jersey
October 7, 1996